                                                                S&S DRAFT 6/6/95



- --------------------------------------------------------------------------------





                             ALASKA AIR GROUP, INC.

                                             Issuer
                                             ------
                                       to

                          HARRIS TRUST AND SAVINGS BANK

                                             Trustee
                                             -------

                           __________________________


                          SUPPLEMENTAL INDENTURE NO. 1

                          Dated as of __________, 1995

                          ____________________________


                                  $100,000,000

                   ___% Convertible Senior Debentures due 2005



- -------------------------------------------------------------------------------
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                                      TABLE OF CONTENTS
                                                                                          Page

RECITALS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                              ARTICLE ONE

       SECTION 1.1.  RELATION TO SENIOR INDENTURE. . . . . . . . . . . . . . . . . . . . . . 2
       SECTION 1.2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            Change in Control Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Change in Control Purchase Date. . . . . . . . . . . . . . . . . . . . . . . . . 3
            Change in Control Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . 3
            Conversion Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            conversion rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Current Market Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Ex-Dividend Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Interest Payment Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            Over-Allotment Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
            Quoted Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
            Regular Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
            Senior Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
            Trading Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
            Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                              ARTICLE TWO

       SECTION 2.1.  TITLE OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . 4
       SECTION 2.2.  LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATES OF DEBENTURES . . . . . 4
       SECTION 2.3.  INTEREST AND INTEREST RATES . . . . . . . . . . . . . . . . . . . . . . 5
       SECTION 2.4.  CONVERSION OF DEBENTURES. . . . . . . . . . . . . . . . . . . . . . . . 6
       SECTION 2.5.  REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
       SECTION 2.6.  PURCHASE OF THE DEBENTURES AT THE OPTION OF THE HOLDER. . . . . . . . .15
       SECTION 2.7.  PLACE OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
       SECTION 2.8.  METHOD OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .19
       SECTION 2.9.  DENOMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
       SECTION 2.10. CURRENCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
       SECTION 2.11. FORM OF DEBENTURES. . . . . . . . . . . . . . . . . . . . . . . . . . .19
       SECTION 2.12. REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . . . . . . . . . .19
       SECTION 2.13. DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
       SECTION 2.14. NO SINKING FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

                                            ARTICLE THREE

       SECTION 3.1.  RATIFICATION OF SENIOR INDENTURE. . . . . . . . . . . . . . . . . . . .20
       SECTION 3.2.  SUPPLEMENTAL INDENTURE. . . . . . . . . . . . . . . . . . . . . . . . .20
       SECTION 3.3.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
       SECTION 3.4.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

EXHIBIT A - FORM OF FACE OF DEBENTURE

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

          SUPPLEMENTAL INDENTURE NO. 1, dated as of _________, 1995, between ALASKA AIR GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and HARRIS TRUST COMPANY AND SAVINGS BANK, a trust company duly organized and existing under the laws of the State of Illinois, Trustee (herein called the "Trustee") (the "Supplemental Indenture").

                             RECITALS OF THE COMPANY

          The Company has heretofore delivered to the Trustee an Indenture dated as of ____________, 199_, a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 33-52265) (the "Senior Indenture"), providing for the issuance from time to time of Securities of the Company.

          Section 3.1 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

          Section 8.1 of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture (i) to establish the form or terms of Securities of any series as provided by Sections
2.1 and 3.2 of the Senior Indenture and (ii) to change any provisions of the Senior Indenture, provided such change becomes effective only when there is no Security Outstanding of any series that is entitled to the benefit of such provision.

          The Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.

          All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Debentures provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE ONE

                    RELATION TO SENIOR INDENTURE; DEFINITIONS

          SECTION 1.1.  RELATION TO SENIOR INDENTURE.

          This Supplemental Indenture constitutes an integral part of the Senior Indenture.

          SECTION 1.2.  DEFINITIONS.

          For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

          (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

          "Change in Control" means the occurrence of the following events:

          (i) any "person" or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company, any subsidiary of the Company or any employee benefit plan or stock ownership plan of either the Company or any subsidiary of the Company, (A) files a Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such person has become the "beneficial owner" of 50% or more of the Company's Capital Stock having the power to vote in the election of directors under ordinary circumstances ("Voting Stock"), with certain exceptions, (B) acquires more than 50% of the assets of the Company, or (C) acquires more than 50% of the assets or Voting Stock of any subsidiary (1) the total assets of which exceed 50% of the consolidated total assets of the Company and its subsidiaries or (2) the operating income of which exceeded 50% of the average of the consolidated operating income of the Company and its subsidiaries for the three most recently completed fiscal years of the Company; or

          (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the resulting or surviving corporation or (B) pursuant to which any Voting Stock of the Company would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of such Voting Stock immediately prior to the consolidation or merger have at least a majority of the Voting Stock, directly or indirectly, of the resulting or surviving corporation immediately after the consolidation or merger.

          "Change in Control Offer" means the purchase by the Company of all or any part (provided that the principal amount must be $1,000 or an integral multiple thereof) of each Holder's Debentures on the date that is 35 days after the occurrence of a Change in Control at a cash purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of the Change in Control Offer.

          "Change in Control Purchase Date" has the meaning specified in
Section 2.6(a).

          "Change in Control Purchase Price" has the meaning specified in
Section 2.6(a).

          "Conversion Date" has the meaning specified in Section 2.4(b).

          "conversion rate" has the meaning specified in Section 2.4(a).

          "Current Market Price" per share of Common Stock means the average of the last reported sale price of the Common Stock on the New York Stock Exchange for 30 consecutive Trading Days commencing 45 Trading Days before the day in question.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Ex-Dividend Date" means, with respect to any cash dividend on the Common Stock, the day immediately prior to the commencement of "ex-dividend" trading of the Common Stock on the New York Stock Exchange.

          "Holder" means each Holder of a Debenture.

          "Interest Payment Date" has the meaning specified in Section 2.3.

          "Market Value" of a share of capital stock means, for any given day, the average of the high and low per share sales price on such day of the Common Stock on the New York Stock Exchange Composite Tape.

          "Over-Allotment Option" has the meaning specified in Section 2.2.

          "Quoted Price" means, for any given day, the last reported per share sale price on such day of the Common Stock on the New York Stock Exchange Composite Tape.

          "Regular Record Date" has the meaning specified in Section 2.3.

          "Senior Indenture" has the meaning specified in the recitals of this Supplemental Indenture.

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                                        4


          "Trading Day" means a day on which the New York Stock Exchange is open for the transaction of business.

          "Voting Stock" has the meaning specified in "Change of Control".


                                   ARTICLE TWO

                            THE SERIES OF DEBENTURES

          SECTION 2.1.  TITLE OF THE SECURITIES.

          There shall be a series of Securities designated the "____% Convertible Senior Debentures due 2005" (the "Debentures").

          SECTION 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATES OF DEBENTURES.

           The aggregate principal amount of the Debentures shall be limited to $100,000,000 (subject to increase as provided in this Section), and, except as provided in this Section and in Section 3.6 of the Senior Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Debentures in excess of such aggregate principal amount; PROVIDED, HOWEVER, that in the event that the Company sells any Debentures pursuant to the over-allotment option (the "Over-Allotment Option") granted pursuant to Section 3 of the Purchase Agreement among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., dated __________, 1995, then the Trustee shall, upon receipt of written notice from the Company stating that the Over-Allotment Option has been exercised, authenticate and deliver Debentures for original issue in an aggregate principal amount not in excess of $100,000,000 plus $15,000,000 aggregate principal amount for the Debentures sold pursuant to the Over-Allotment Option, without any further action by the Company.

          Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Debentures, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Debentures under the circumstances contemplated by Sections 3.3, 3.4, 3.6 and
8.6 of the Senior Indenture and Section 2.4(b) of this Supplemental Indenture.

          SECTION 2.3.  INTEREST AND INTEREST RATES.

          The Debentures will bear interest at a rate of ____% per annum from ___________, 1995 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on _______ and ______ of each year, commencing __________, 199_ (each, an "Interest Payment Date"), to the Person in whose name such Debenture is registered at the close of business on ___________ or __________ next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a
360-day year comprising twelve 30-day months.   The interest so payable on any
Debenture which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Debenture is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Debenture is registered on the Special Record Date or other specified date determined in accordance with the Senior Indenture.

          SECTION 2.4.  CONVERSION OF DEBENTURES.

          (a) CONVERSION PRIVILEGE. The Debentures, or any portion thereof that is $1,000 or an integral multiple of $1,000, are convertible into shares of Common Stock at any time prior to the Maturity of the Debentures, subject to prior redemption at the option of the Company on or after __________, 1998 or purchase by the Company in a Change in Control Offer. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount of the Debenture or portion thereof to be converted by $1,000, multiplying the result by the conversion rate in effect on the Conversion Date and rounding the result to the nearest 1/1,000 of a share. The Company shall not be required to issue fractional shares of Common Stock but will pay a cash adjustment in lieu thereof. In the case of any Debenture or portion thereof called for redemption, such conversion rights shall expire at the close of business on the Business Day immediately preceding the Redemption Date.
Interest accrued shall not be paid on Debentures converted; PROVIDED, HOWEVER,
that if any Debenture is called for redemption on   _____________, 1998, and
such Debenture is surrendered for conversion at any time during the ten Business Days immediately preceding the date fixed for redemption, interest shall accrue on such Debenture through the Redemption Date and shall be payable on such Redemption Date to the person who surrenders such Debenture for conversion. If any Debenture not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Debenture must be accompanied by funds equal to the interest payable on such interest payment date on the principal amount so converted.

          The initial conversion rate is ____ shares of Common Stock per each $1,000 principal amount of the Debentures (the "conversion rate"). The conversion rate is subject to adjustment as provided in Section 2.4(f).

          (b)    CONVERSION PROCEDURE.  To convert a Debenture a Holder must

          (i) complete and sign the conversion notice attached to the Debenture,

          (ii) surrender the Debenture to the Company at the office or agency to be maintained by the Company in accordance with the provisions of
     Section 9.2 of the Senior Indenture,

          (iii) furnish appropriate endorsements and transfer documents if required by the Company, and

          (iv) pay any interest required pursuant to this Section 2.4(b) or any transfer or similar tax, required pursuant to Section 2.4(d).

          The date on which the Holder satisfies such requirements shall be referred to as the "Conversion Date."

          As soon as practical after the Conversion Date, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date.

          Except as provided in Section 2.4(a), no payment or adjustment will be made for accrued interest on a converted Debenture. If any Debenture is converted between a record date for the payment of interest and the next succeeding Interest Payment Date, such Debenture upon surrender must be accompanied by funds equal to the interest payable on such Interest Payment Date on the principal amount so converted (unless such Debenture shall have been called for redemption, in which case no such payment shall be required).

          If a Holder converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

          Upon surrender of a Debenture that is converted in part, the Trustee shall authenticate for the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

          (c) FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock upon conversion of a Debenture but shall instead deliver its check for the current market value of any such fractional shares. The Company shall determine the current market value of a fraction of a share by multiplying the Quoted Price of a full share on the last

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                                        7


Trading Day prior to the Conversion Date by the fraction and rounding the result to the nearest cent.

          In the absence of such quotation, the Company shall determine the Current Market Price on the basis of such quotations as it considers appropriate.

          (d) TAXES ON CONVERSION. If a Holder converts a Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

          (e) COMPANY TO PROVIDE STOCK. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Debentures.

          All shares of Common Stock which may be issued upon conversion of the Debentures shall be fully paid and nonassessable.

          The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures and will endeavor to list such shares on each national securities exchange on which the Common Stock is then listed.

          (f) ADJUSTMENT TO CONVERSION RATE. The conversion rate is subject to adjustment upon:

          (i) the subdivision, combination or reclassification of the outstanding Common Stock of the Company;

          (ii) the issuance by the Company of Common Stock as a dividend or distribution on the Common Stock;

          (iii) the issuance of rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share) less than the Current Market Price of the Common Stock on the record date; and

          (iv) the distribution by the Company to all holders of Common Stock of shares of capital stock other than Common Stock, debt securities or assets or rights or warrants to purchase assets or securities of the Company (excluding the rights and warrants referred to in clause (iii) and cash dividends or other cash distributions from consolidated current net earnings or earned surplus or dividends payable in Common Stock but including Extraordinary Cash Dividends).

          Subject to Section 2.4(o), upon the occurrence of any event specified in Section 2.4(f)(i) or (ii), the conversion rate in effect immediately prior to such event shall be adjusted by the Company so that the Holder of a Debenture thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Debenture immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Debenture upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted conversion rate between the classes of capital stock. After such allocation, the conversion rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 2.4.

          (g) ADJUSTMENT FOR RIGHTS, WARRANTS AND OTHER ISSUANCES. Upon the occurrence of any event specified in Section 2.4(f)(iii), the conversion rate shall be adjusted in accordance with the formula:

               C' = C x  O + N
                        --------
                            N X P
                            -----
                           O  +  M
where:

          C'   =    the adjusted conversion rate.

          C    =    the current conversion rate.

          O    =    the number of shares of Common Stock outstanding on the
                    record date or issuance date, as applicable.

          N    =    the number of additional shares of Common Stock offered or issuable upon conversion or exchange.

          P    =    the offering, conversion or exchange price per share of the additional shares.

          M    =    the Current Market Price per share of Common Stock on the
                    record date or issuance date as applicable.

          Upon the occurrence of any event specified in Section 2.4(f)(iii), the adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants; PROVIDED, HOWEVER, that, in the event that all the shares of Common Stock offered for purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion price shall be immediately readjusted to be what it would have been if "N" in the above formula had been the number of shares actually issued.

          (h) ADJUSTMENT FOR OTHER DISTRIBUTIONS. Upon the occurrence of an event specified in Section 2.4(f)(iv), the conversion rate shall be adjusted in accordance with the formula:

               C' = C x    M
                         ----
                         M - F

where:

          C'   =    the adjusted conversion rate.

          C    =    the current conversion rate.

          M    =    the Current Market Price per share of Common Stock on the
                    record date mentioned below.

          F    =    the fair market value (as determined by the Company) on the record date of the assets, securities, rights or warrants to be distributed attributable to one share of Common Stock;

PROVIDED that in the event that the difference "M-F" as defined in the above formula is less than $1.00 or "F" above is equal to or greater than the Current Market Price of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall thereafter have the right to receive upon conversion the amount of securities or assets such Holder would have received had such Holder converted its Debentures on such record date. In the event that such dividend or distribution is not so paid or made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. If the Company determines the fair market value of any distribution for purposes of this Section 2.4(h) by reference to the actual or when issued trading market for any such assets, securities, rights or warrants, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          For purposes of this Section 2.4, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (i) or item (ii) below:

          (i) If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend, together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Dates occurring in the 85-day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied, equals or exceeds 12.5% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Sale Prices shall be the period commending 85 days prior to the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend, together with each other cash dividend with an Ex-Dividend Date occurring in such 85-day period, shall be deemed to be an Extraordinary Cash Dividend, and for purposes of applying the formula set forth above in this Section 2.4(h), the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Dates occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 2.4(h).

          (ii) If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend, together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Dates occurring in the 365-day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied, equals or exceeds 25% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend, together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period, shall be deemed to be an Extraordinary Cash Dividend, and for purposes of applying the formula set forth above in this Section 2.4(h), the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Dates occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Dates occurring in such period from which a prior adjustment in the Conversion Rate was previously made under this Section 2.4(h).

          (i) CONSIDERATION RECEIVED. For purposes of any computation respecting consideration received pursuant to Section 2.4(f)(iii), the following shall apply:

          (i) in the case of issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, PROVIDED that in no case shall any deduction be made for commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Trustee; and

          (iii) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section).

          (j) WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the conversion rate need be made unless the cumulative adjustments would require a decrease or an increase (subject to the provisions of Section 2.4(k)) of at least 1% in the conversion rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          (k)    WHEN NO ADJUSTMENT REQUIRED.   To the extent the Debentures
become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          No downward adjustment in the conversion rate shall be made except in the event of a reverse split.

          (l) NOTICE OF ADJUSTMENT. Whenever the conversion rate is adjusted, the Company shall promptly mail to all Holders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

          (m) VOLUNTARY INCREASE. The Company from time to time may increase the conversion rate by any amount for any period of time if the period is at least twenty days and if the increase is irrevocable during such period.

          Whenever the conversion rate is increased pursuant to this Section 2.4(m), the Company shall mail to all Holders and to the Trustee a notice of the increase. The notice shall state the increased conversion rate and the period it will be in effect.

          An increase of the conversion rate does not change or adjust the conversion rate otherwise in effect for purposes of calculating the adjustments required by Section 2.4(f).

          (n)    NOTICE OF CERTAIN TRANSACTIONS.  If:

          (i) the Company takes any action that would require an adjustment in the conversion rate pursuant to Section 2.4(f);

          (ii) the Company takes any action that would require a supplemental indenture pursuant to Section 2.4(o); or

          (iii)  there is a liquidation or dissolution of the Company;

the Company shall mail to all Holders and to the Trustee a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (o) REORGANIZATION OF COMPANY. If the Company is a party to a transaction subject to Section 7.1 of the Senior Indenture or a merger which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Debentures shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Debentures is an Affiliate of the surviving or transferee corporation, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of each outstanding Debenture shall have the right to convert such Debenture into the kind and amount of shares of stock and other securities and property (including cash) received in such transaction by a holder of the number of shares of Common Stock into which such Debenture was convertible immediately prior to the effective date of such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 2.4. The successor company shall mail to all Holders a notice briefly describing the supplemental indenture.

          If this Section applies, the provisions for adjustment of the conversion rate set forth in Section 2.4 with respect to any event specified in Sections 2.4(f)(i) and (ii) do not apply.

          (p) COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to Section 2.4(c), (f),
(g), (h), or (k) or with respect to the Current Market Price of Common Stock as provided in the definition thereof in Section 1.2 shall be conclusive.

          (q) TRUSTEE'S DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Section 2.4 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 2.4(o) need be entered into or whether any provisions of any supplemental indenture under Section 2.4(o) are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Section 2.4. Each conversion agent other than the Company shall have the same protection under this Section as the Trustee.

          (r) SECTION CONTROLS. The provisions of Article 12 of the Senior Indenture (except for Sections 12.10 and 12.11) are superseded by the provisions of this Section 2.4.

          SECTION 2.5.  REDEMPTION.

          The Debentures may be redeemed at the option of the Company, in whole or in part, at any time on or after ____________, 1998, on not less than 30 nor more than 60 days' prior notice to each Holder of Debentures to be redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning ______ of the calendar years indicated below (subject to the right of the Holders of record on relevant record dates to receive interest due on an Interest Payment Date):

          Year                                    Redemption Price
          ----                                    ----------------

          1998 . . . . . . . . . . . . . . .            %
          1999 . . . . . . . . . . . . . . .            %
          2000 . . . . . . . . . . . . . . .            %
          2001 . . . . . . . . . . . . . . .            %
          2002 . . . . . . . . . . . . . . .            %
          2003 . . . . . . . . . . . . . . .            %

and, after ______, 2004, at 100% of principal amount.

          Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date prior to the Redemption Date, are subject to being purchased from the Holders of such Debentures at the redemption price, together with the amount of accrued and unpaid interest thereon to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures and convert them into Common Stock of the Company.

          SECTION 2.6.  PURCHASE OF THE DEBENTURES AT THE OPTION OF THE HOLDER.

          (a) Upon the occurrence of any Change in Control occurring prior to the Maturity of the Debentures, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Debentures on the date that is 35 Business Days after the occurrence of such Change in Control (the "Change in Control Purchase Date") at a cash purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to such date (the "Change in Control Purchase Price").

          (b) Within 15 Business Days after the Change in Control, the Company shall mail to the Trustee, who shall mail to each Holder (and to beneficial owners as required by applicable law) a notice regarding the Change in Control in the manner provided in Section 1.6 of the Senior Indenture notice regarding such Change in Control stating:

          (i) the date of such Change in Control and, briefly, the events causing such Change in Control;

          (ii) the last date on which the Change in Control Purchase Notice (as defined below) must be given;

          (iii)  the Change in Control Purchase Date;

          (iv)   the Change in Control Purchase Price;

          (v)    the name and address of the Paying Agent and the Conversion
     Agent;

          (vi)   the Conversion Rate and any adjustments thereto;

          (vii) that Debentures with respect to which a Change in Control Purchase Notice is given by the Holder may be converted into shares of Common Stock only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of the Indenture;

          (viii) the procedures that Holders must follow to exercise these rights;

          (ix)   the procedures for withdrawing a Change in Control Purchase
Notice;

          (x) that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 3 of the Debentures; and

          (xi)   briefly, the conversion rights of Holders of Debentures.

          (c) Holders electing to have Debentures purchased must deliver written notice of the exercise of such right (a "Change in Control Purchase Notice") to the Paying Agent or to an office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, New York, of the exercise of such right prior to the close of business on the Change in
Control Purchase Date.   The Change in Control Purchase Notice must state:

          (i) the certificate numbers of the Debentures to be delivered by the Holder thereof for purchase by the Company;


          (ii) the portion of the principal amount of Debentures to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (iii) that such Debentures are to be purchased by the Company on the Change in Control Purchase Date pursuant to the applicable provisions of the Debentures.

          (d) Upon receipt by the Company of the Change in Control Purchase Notice specified in Section 2.6(c), the Holder of the Debenture in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Debenture. Such Change in Control Purchase Price shall be due and payable as of the Change in Control Purchase Date and shall be paid to such Holder promptly following the later of (x) the Change in Control Purchase Date (provided the conditions in Section 2.6(c), as applicable, have been satisfied) and (y) the date of delivery of such Debenture to the Trustee or to the office or agency referred to in Section 9.2 of the Senior Indenture by the Holder thereof in the manner required by Section 2.6(c). Debentures in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice, unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

          Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent or to any other office or agency maintained for such purpose on or prior to the close of business on the Change in Control Purchase Date. Such notice of withdrawal shall state:

          (i) the principal amount of Debentures and the certificate numbers of the Debentures as to which the withdrawal notice relates; and

          (ii) the principal amount of Debentures, if any, that remains subject to the original Change in Control Purchase Notice.

          There shall be no purchase of any Debentures pursuant to this Section
2.6 if there has occurred and is continuing (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Change in Control Purchase Notice) an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Debentures).

          (e) Prior to the Change in Control Purchase Date but in no event more than ten days prior to such date, the Company shall deposit with the Trustee (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as paying agent, shall segregate and hold in trust as provided in Section
9.3 of the Senior Indenture) an amount of cash in immediately available funds sufficient to pay the aggregate Change in Control Purchase Price of all the Debentures or portions thereof which are to be purchased. Upon any such deposit, interest shall cease to accrue on such Debentures (or portions thereof) on and after the Change in Control

Purchase Date, and the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such Debentures).

          (f) Payment of the Change in Control Purchase Price for a Debenture for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Debenture (together with necessary endorsements) to the Paying Agent or to any other office or agency maintained for such purpose, at any time (whether prior to, on or after the Change in Control Purchase Date) after delivery of such Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such Debenture will be made promptly following the later of the Change in Control Purchase Date or the time of delivery of such Debenture.

          (g) The Company shall comply with the tender offer rules under the Exchange Act which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase Debentures at the option of Holders upon a Change in Control.

          (h) The Trustee shall return to the Company any cash, together with interest thereon (subject to the provisions of Section 6.4 of the Senior Indenture), held by it for the payment of the Change in Control Purchase Price of the Debentures that remains unclaimed as provided in Section 9.3 of the Senior Indenture.

          (i) In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any such Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Holders, or to the Trustee in trust for such Holders, on or before the close of business on the day prior to the Redemption Date, an amount, in cash, not less than the redemption price payable by the Company on redemption of such Debentures, together with the amount of accrued and unpaid interest thereon to the date fixed for redemption. Notwithstanding anything to the contrary contained herein, the obligation of the Company to pay the redemption price of such Debentures, together with the amount of accrued and unpaid interest thereon to the Redemption Date, shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Pursuant to such an agreement, any such Debentures tendered by the Holder for redemption or not duly surrendered for conversion by such Holder shall be deemed acquired by such purchasers from such Holder and (notwithstanding anything to the contrary contained in Section 2.4) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the day prior to the Redemption Date, subject to payment of the above as aforesaid.

          The Trustee shall be under no obligation to ascertain the occurrence of a Change in Control or to give notice with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Change in Control has occurred.

          (j) The Board of Directors of the Company shall not be permitted to waive the Company's obligation to purchase Debentures at the option of a Holder in the event of a Change in Control.

          SECTION 2.7.  PLACE OF PAYMENT.

          The Place of Payment where the Debentures may be presented or surrendered for payment, where the Debentures may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Debentures and the Senior Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be Bank of Montreal Trust Company, 77 Water Street, 4th Floor, New York, New York 10005.

          SECTION 2.8.  METHOD OF PAYMENT.

          Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office or agency of the Trustee designated in Section 2.7), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payments of principal and interest on the Debentures (other than payments of principal and interest due at the Maturity of the Debentures) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the register of Holders.

          SECTION 2.9.  DENOMINATION.

          The Debentures will be issued in denominations of $1,000 and integral multiples thereof.

          SECTION 2.10.  CURRENCY.

          Principal and interest on the Debentures shall be payable in United States Dollars.

          SECTION 2.11.  FORM OF DEBENTURES.

          The Debentures shall be substantially in the form attached hereto as Exhibit A.

          SECTION 2.12.  REGISTRAR AND PAYING AGENT.

          The Trustee shall initially serve as Registrar and Paying Agent for the Debentures.

          SECTION 2.13.  DEFEASANCE.

          Sections 4.3, 4.4, 4.5, 4.6 and 4.7 of the Senior Indenture shall not apply to the Debentures.

          SECTION 2.14.  NO SINKING FUND.

          The provisions of Article 11 of the Senior Indenture shall not apply to the Debentures.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

          SECTION 3.1.  RATIFICATION OF SENIOR INDENTURE.

          Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

          SECTION 3.2.  SUPPLEMENTAL INDENTURE.

          Notwithstanding any provision to the contrary in Section 8.2 of the Senior Indenture, no supplemental indenture entered into by the Company and the Trustee in accordance with Article 9 of the Senior Indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby, change or eliminate any of such Holder's rights under Section 2.4 or 2.6 hereof.

          It shall not be necessary for any Act of Holders under this Section
3.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 3.3.  GOVERNING LAW.

          This Supplemental Indenture and each Debenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

          SECTION 3.4.  COUNTERPARTS.

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.


                                        ALASKA AIR GROUP, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:



Attest: __________________________
        Name:
        Title:


                                        HARRIS TRUST AND SAVINGS BANK,
                                          Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:



Attest:__________________________
       Name:
       Title:

                                                                    EXHIBIT A TO
                                                    SUPPLEMENTAL INDENTURE NO. 1


                           [FORM OF FACE OF DEBENTURE]


No.                                                             CUSIP __________

                             ALASKA AIR GROUP, INC.

                   ___% Convertible Senior Debenture due 2005


          ALASKA AIR GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ______________ DOLLARS on _______, 2005 (the "Maturity"), at the agency of the Company in the Borough of Manhattan, The City of New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of The United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered Holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Debenture, in like coin or currency, semiannually on ______ and ______ in each year, commencing ______, 199_. Interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from ___________. The interest so payable on any _______ or ______ shall, subject to certain exceptions provided in the Supplemental Indenture hereinafter referred to, be paid to the Person in whose name this Debenture is registered at the close of business on the __________ or __________, as the case may be, next preceding such _________ or
______ whether or not such __________ or __________ is a Business Day. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Payment of interest may be made at the option of the Company (i) either by check mailed by first-class mail to the address of the Person entitled thereto at such address as shall appear on the registry books of the Company or (ii) by transfer to an account maintained by the Person entitled thereto located in the United States.

          As provided in the Supplemental Indenture, this Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

          Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Senior Indenture and Supplemental Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, ALASKA AIR GROUP, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        ALASKA AIR GROUP, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:


[Corporate Seal]


Attest: __________________________
        [Name]
        Assistant Secretary

                         [FORM OF REVERSE OF DEBENTURE]

                             ALASKA AIR GROUP, INC.

                   ___% Convertible Senior Debenture due 2005

          (1) INDENTURE. This Debenture is one of a duly authorized issue of Securities of the Company known as its ___% Convertible Senior Debentures due 2005 (herein referred to as the "Debentures"), limited to the aggregate principal amount of $100,000,000 ($115,000,000 aggregate principal amount if the Underwriters' Over-allotment Option is exercised), all issued or to be issued in one or more series under and pursuant to an indenture, dated as of ____________, ____ (herein referred to as the "Senior Indenture"), between the Company and Harris Trust and Savings Bank, Trustee (herein referred to as the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures. This Debenture is one of the series designated on the face hereof, and is issued pursuant to an indenture supplement, dated as of ____________, 1995, to the Senior Indenture from the Company to the Trustee, relating to the Debentures of this series (the "Supplemental Indenture").

          (2) REDEMPTION. The Debentures may be redeemed at the option of the Company, in whole or in part, at any time on or after ______, 1998, on not less than 30 nor more than 60 days' prior notice to each Holder of Debentures to be redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on ______ of the calendar years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date):

            Year                                      Redemption Price
            ----                                      ----------------

            1998 . . . . . . . . . . . . . . . . .          %
            1999 . . . . . . . . . . . . . . . . .          %
            2000 . . . . . . . . . . . . . . . . .          %
            2001 . . . . . . . . . . . . . . . . .          %
            2002 . . . . . . . . . . . . . . . . .          %
            2003 . . . . . . . . . . . . . . . . .          %

and, after ______, 2004, at 100% of principal amount.

          If less than all of the Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof to be redeemed in such manner as the Trustee shall deem fair and appropriate and in accordance with Section 10.3 of the Senior Indenture. Notice of such redemption shall be mailed to the Holders of Debentures to be redeemed in whole or in part by first-class mail at their addresses as they shall appear upon the registry books of the Company, all as provided in Section 10.4 of the Senior Indenture. Any such notice which is mailed to a Holder in the manner hereinabove provided shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

          Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date prior to the Redemption Date, are subject to being purchased from the Holder of such Debentures at the redemption price, together with the amount of accrued and unpaid interest thereon to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures and convert them into Common Stock of the Company.

          (3) PURCHASE OF DEBENTURES AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Supplemental Indenture, upon the occurrence of any Change in Control of the Company prior to the Maturity of the Debentures, each Holder will have the right, at such Holder's option, to require the Company to purchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Debentures on the date that is 35 Business Days after the occurrence of such Change in Control (the "Change in Control Purchase Date") at a cash purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to such date (the "Change in Control Purchase Price").

          Holders electing to have Debentures purchased must deliver written notice of the exercise of such right (a "Change in Control Purchase Notice") to the Paying Agent or to an office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, New York, prior to the close of business on the Change in Control Purchase Date, stating: (1) the certificate numbers of the Debentures to be delivered by the Holder thereof for purchase by the Company; (2) the portion of the principal amount of Debentures to be purchased, which portion must be $1,000 or an integral multiple thereof; and (3) that such Debentures are to be purchased by the Company on the Change in Control Purchase Date pursuant to the applicable provisions of the Debentures.

          Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent or to any other office or agency maintained for such purpose on or prior to the close of business on the Change in Control Purchase Date, stating the principal amount and the certificate numbers of the Debentures as to which the withdrawal notice relates and the principal amount of Debentures, if any, that remains subject to the original Change in Control Purchase Notice.

          Payment of the Change in Control Purchase Price for a Debenture for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Debenture (together with necessary endorsements) to the Paying Agent or to any other office or agency maintained for such purpose, at any time (whether prior to, on or after the Change in Control Purchase Date) after delivery of such Change in Control Purchase Notice. Payment of the Change in

Control Purchase Price for such Debenture will be made promptly following the later of the Change in Control Purchase Date or the time of delivery of such Debenture.

          (4) CONVERSION. The Debentures, or any portion thereof that is $1,000 or an integral multiple of $1,000, are convertible into shares of the Company's Common Stock at any time prior to Maturity, subject to prior redemption at the option of the Company on or after ____, 1998 or purchase by the Company in a Change in Control Offer, at the conversion rate in effect on the Conversion Date and rounding the result to the nearest 1/1,000 of a share, upon surrender of this Debenture, together with the conversion notice attached to this Debenture, to the Company at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, New York and upon furnishing appropriate endorsements and transfer documents if required by the Company. A Debenture is not convertible if a Change in Control Purchase Notice has been delivered to the Trustee and has not been withdrawn. Accrued interest will not be paid on the Debentures that are converted; PROVIDED, HOWEVER, that if any Debenture is called for redemption on _____________, 1998, and such Debenture is surrendered for conversion at any time during the ten Business Days immediately preceding the date fixed for redemption, interest shall accrue on such Debenture through the Redemption Date and shall be payable on such Redemption Date to the person who surrenders such Debenture for conversion. If any Debenture is converted between a record date for the payment of interest and the next succeeding Interest Payment Date, such Debenture upon surrender must be accompanied by funds equal to the interest payable on such Interest Payment Date on the principal amount so converted (unless such Debenture shall have been called for redemption, in which case no such payment shall be required). The Company shall not be required to issue fractional shares of Common Stock but will pay a cash adjustment in lieu thereof. In the case of any Debenture or portion thereof called for redemption, such conversion rights expire at the close of business on the Business Day immediately preceding the Redemption Date.

          The Company is not required to make any adjustment in the conversion rate of less than 1%, but instead such adjustment shall be carried forward and taken into account in the computation of any subsequent adjustment.

          If the Company is party to a transaction subject to Section 7.1 of the Senior Indenture or a merger which reclassifies or changes its outstanding Common Stock, the Holder of each outstanding Debenture shall have the right to convert such Debenture only into the kind and amount of shares of stock and other securities and property (including cash) received in such transaction by a holder of the number of shares of Common Stock into which such Debenture was convertible immediately prior to the effective date of such transaction.

          (5)    DEFAULTS AND REMEDIES.  If an Event of Default (as defined in
Section 5.1 of the Senior Indenture) with respect to the Debentures shall have occurred and be continuing, the principal amount of this Debenture plus any accrued interest to the date of acceleration may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

          (6)    AMENDMENTS AND WAIVERS.   The Senior Indenture permits, with
certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Senior Indenture at any time by the Company and the Trustee and the waiver of certain past defaults under the Senior Indenture with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding. Any such consent or waiver by or on behalf of the Holder of this Debenture (unless effectively revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor whether or not notation of such consent or waiver is made upon this Debenture or such other Debenture.

          (7) DENOMINATIONS, TRANSFERS AND EXCHANGES. The Debentures are issuable as definitive registered Debentures without coupons in denominations of $1,000 and integral multiples thereof. Upon surrender of this Debenture, the transfer of this Debenture is registrable by the registered Holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company at the office or agency to be maintained by the Company referred to on the face hereof, subject to the terms of the Senior Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange hereof. Principal of, premium, if any, Change in Control Purchase Price and interest on this Debenture are payable at the office or agency of the Company referred to on the face hereof, except that, at the option of the Company, payment of interest hereon may be made either (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the registry books of the Company or (ii) by transfer to an account maintained by the Person entitled thereto located in the United States.

          Prior to the presentation for registration of transfer or conversion, the Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem and treat the person in whose name this Debenture shall be registered upon the registry books of the Company as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof, premium, if any, Change in Control Purchase Price and interest due hereon, for purposes of conversion and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments and conversions shall be valid and effectual to satisfy and discharge the liability on this Debenture to the extent of the sum or sums so paid or of the principal amount of this Debenture so converted into Common Stock.

          (8) OBLIGATION AND RECOURSE. No reference herein to the Senior Indenture or the Supplemental Indenture and no provision of this Debenture or of the Senior Indenture or the

Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, Change in Control Purchase Price and interest on this Debenture at the place, at the respective times, at the rate and in the currency herein prescribed. No recourse shall be had for the payment of the principal of, premium, if any, Change in Control Purchase Price or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or the Supplemental Indenture or any other indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


          Terms used in this Debenture and defined in the Senior Indenture or the Supplemental Indenture, as the case may be, are used herein as therein defined.



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Debentures described in the within-mentioned Supplemental Indenture.

                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Trustee


                                        By: ____________________________________
                                            Authorized Signatory

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               ASSIGNMENT FORM                                                          CONVERSION NOTICE

To assign this Debenture, fill in the form below:                     To convert this Debenture into Common Stock of the
                                                                      Company, check the box:

I or we assign and transfer this Debenture to:
                                                                                            / /
______________________________________________________________
______________________________________________________________
                                                                      To convert only part of this Debenture, state the amount:
(Print or type assignee's social security or tax
identification number)                                                               $________________________
                                                                                       (must be in multiples
______________________________________________________________                              of $1,000)
______________________________________________________________
______________________________________________________________        If you want the stock certificate[s] made out in another
______________________________________________________________        person's name, fill in the form below:

(Print or type name, address and zip code of assignee)                ____________________________________________________________
and irrevocably appoint                                               ____________________________________________________________

                                                                      (Print or type other person's social security or tax
______________________________________________________________        identification number)
______________________________________________ agent
to transfer this Debenture on the books of the Company.               ____________________________________________________________
The agent may substitute another to act for him.                      ____________________________________________________________
                                                                      ____________________________________________________________
                                                                      ____________________________________________________________
                                                                      (Print or type other person's name, address and zip code)



- ------------------------------------------------------------------------------------------------------------------------------------
Date: _____________________        Your Signature:_____________________________________________________________

                                                        _______________________________________________________

                                   (Sign exactly as your name appears
                                   on the other side of this Debenture)

- ------------------------------------------------------------------------------------------------------------------------------------